EXHIBIT 99.2

Notice of Guaranteed Delivery

for

Comverse Technology, Inc.

Offer for Any and All of the Outstanding

Zero Yield Puttable Securities due 2023

(CUSIP Nos. 205862 AL9, 205862 AK1)

in Exchange for

Zero Yield Puttable Securities due 2023

which will be Registered under the Securities Act of 1933, as Amended,

Prior to Closing

You must use this form, or a form substantially equivalent to this form, to accept the Exchange Offer of Comverse Technology, Inc. (the “Company”) made pursuant to the preliminary prospectus, dated December 21, 2004 (together with any subsequent preliminary or final prospectus, the “Prospectus”), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach JPMorgan Chase Bank, N.A., as exchange agent (the “Exchange Agent”), prior to 12:01 a.m., New York City time, on the Expiration Date of the Exchange Offer. This form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender outstanding Zero Yield Puttable Securities due 2023 (the “Existing ZYPS”) pursuant to the Exchange Offer, a Letter of Transmittal (or facsimile thereof) or an electronic confirmation pursuant to The Depository Trust Company’s ATOP system, with any required signature guarantees and any other required documents must also be received by the Exchange Agent prior to 12:01 a.m., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery To:

JPMorgan Chase Bank, N.A.

For Zero Yield Puttable Securities due 2023

By Hand: JPMorgan Chase Bank, N.A. Institutional Trust Services window 4 New York Plaza, 1st Floor New York, New York 10004	By Mail: JPMorgan Chase Bank, N.A. Institutional Trust Services P.O. Box 2320 Dallas, Texas 75221-2320 Attention: Frank Ivins

By Overnight Mail or Courier: JPMorgan Chase Bank, N.A. Institutional Trust Services 2001 Bryan Street, 9th Floor Dallas, Texas 75201 Attention: Frank Ivins	By Facsimile: (214) 468-6494 (For Eligible Institutions Only) Confirm by Telephone: (214) 468-6464

For Information with respect to the Exchange Offer call:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers call collect: (212) 269-5550

All Others call toll free: (800) 758-5378

The Dealer Manager is:

Lehman Brothers

745 Seventh Avenue, 5th Floor

New York, New York 10019

Attention: Convertible Origination Group

(800) 438-3242 (U.S. toll-free)

(212) 526-7343 (collect)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Existing ZYPS set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offer – Guaranteed Delivery Procedures” section of the Prospectus.

The undersigned understands that tenders of Existing ZYPS will be accepted only in authorized denominations. The undersigned understands that tenders of Existing ZYPS pursuant to the Exchange Offer may not be withdrawn after 12:01 a.m., New York City time, on the Expiration Date. Tenders of Existing ZYPS may be withdrawn as provided in the Prospectus.

DESCRIPTION OF REGISTERED EXISTING ZYPS (CUSIP NO. 205862 AL9)	1	2	3
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s) /Account Number(s)*	Aggregate Principal Amount of Existing ZYPS	Principal Amount Tendered**

	Total

*       For book-entry to The Depositary Trust Company, please provide account number.

**     Unless otherwise indicated in this column, a Holder will be deemed to have tendered ALL of the Existing ZYPS represented by the ZYPS indicated in column 2. See Instruction 2. Existing ZYPS tendered hereby must be in denominations of principal amount of $1,000 and any integral multiple thereof. See Instruction 1.

DESCRIPTION OF UNREGISTERED EXISTING ZYPS (CUSIP NO. 205862 AK1)	1	2	3
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s) /Account Number(s)*	Aggregate Principal Amount of Existing ZYPS	Principal Amount Tendered**

	Total

*       For book-entry to The Depositary Trust Company, please provide account number.

**     Unless otherwise indicated in this column, a Holder will be deemed to have tendered ALL of the Existing ZYPS represented by the ZYPS indicated in column 2. See Instruction 2. Existing ZYPS tendered hereby must be in denominations of principal amount of $1,000 and any integral multiple thereof. See Instruction 1.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, personal representatives, administrators, trustees in bankruptcy, successors and assigns of the undersigned.

PLEASE SIGN HERE
x x Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

Must be signed by the Holder(s) of Existing ZYPS as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

Please print name(s) and address(es)
Name(s):

Capacity
Address(es):

DO NOT SEND ZYPS WITH THE FORM. ZYPS SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.